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Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT, dated as of April 22, 2003 (the "Agreement"), is among HILTON HOTELS CORPORATION, a Delaware corporation (together with any successor entity, herein referred to as the "Company"), and UBS Warburg LLC and Deutsche Bank Securities Inc. (together, the "Initial Purchasers").

        Pursuant to the Purchase Agreement, dated April 16, 2003, between the Company and the Initial Purchasers (the "Purchase Agreement"), the Initial Purchasers have agreed to purchase from the Company $500,000,000 ($575,000,000 if the Initial Purchasers exercise their option in full) in aggregate principal amount of 3.375% Convertible Senior Notes due 2023 (the "Convertible Notes"). The Convertible Notes will be convertible into fully paid, non-assessable shares of common stock of the Company, par value $2.50 per share (the "Common Stock") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Convertible Notes, the Company has agreed to provide the registration rights set forth in this Agreement.

        The parties hereby agree as follows:

        1.    DEFINITIONS.

        The terms defined in this Section 1, whenever used herein, shall have the following meanings for all purposes of this Agreement:

          "Additional Amounts" shall have the meaning set forth in Section 3(a) hereof.

          "Additional Amounts Payment Date" shall mean each interest payment date with respect to the Convertible Notes.

          "Affiliate" shall mean, with respect to any specified Person, an "Affiliate," as defined in Rule 144 under the Securities Act, of such Person.

          "Agreement" shall mean this Registration Rights Agreement.

          "Blue Sky Application" shall have the meaning set forth in Section 6(a)(i) hereof.

          "Broker-Dealer" shall mean any broker or dealer registered under the Exchange Act.

          "Business Day" shall mean each day of the year other than a Saturday or Sunday or other day on which banking institutions in The City of New York are required or authorized by law or regulation to close.

          "Closing Date" shall mean the date of this Agreement.

          "Commission" shall mean the United States Securities and Exchange Commission.

          "Common Stock" shall have the meaning set forth in the preamble hereto.

          "Company" shall have the meaning set forth in the preamble hereto.

          "Conversion Price" shall have the meaning set forth in Section 1 of the Indenture.

          "Convertible Notes" shall have the meaning set forth in the preamble hereto.

          "Effectiveness Period" shall have the meaning set forth in Section 2(a)(iii) hereof.

          "Effectiveness Target Date" shall have the meaning set forth in Section 2(a)(ii) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Holder" shall mean a Person who owns Registrable Securities.

          "Indemnified Holder" shall have the meaning set forth in Section 6(a) hereof.

          "Indenture" shall mean the Indenture, dated as of April 22, 2003, between the Company and the Trustee, pursuant to which the Convertible Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Information Request Deadline" shall have the meaning set forth in Section 2(b) hereof.

          "Initial Purchasers" shall have the meaning set forth in the preamble hereto.

          "Majority of Holders" shall mean Holders holding more than 50% of the aggregate principal amount of Convertible Notes outstanding at the time of determination in question; provided that, for purpose of this definition, a Holder of shares of Common Stock that constitute Registrable Securities shall be deemed to hold an aggregate principal amount of Convertible Notes (in addition to the principal amount of Convertible Notes held by such Holder) equal to the product of (x) the number of shares of such Common Stock that are Registrable Securities held by such Holder and (y) the Conversion Price in effect at the time the conversion pursuant to which such Common Stock was issued occurred, as determined in accordance with the Indenture.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Person" shall mean an individual, partnership, limited liability company, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          "Questionnaire" shall have the meaning set forth in Section 2(b) hereof.

          "Questionnaire Deadline" shall have the meaning set forth in Section 2(b) hereof.

          "Record Holder" shall mean, with respect to any Additional Amounts Payment Date, each Person who is a Holder on the record date with respect to the interest payment date on which such Additional Amounts Payment Date shall occur. In the case of a Holder of shares of Common Stock that constitute Registrable Securities, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock that constitute Registrable Securities on the April 1 or October 1 immediately preceding the relevant Additional Amounts Payment Date.

          "Registrable Securities" shall mean each Convertible Note and each share of Common Stock issued or issuable upon conversion of Convertible Notes until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Shelf Registration Statement, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) under the Securities Act were it not held by an Affiliate of the Company or (iii) its transfer pursuant to Rule 144 under the Securities Act, or (iv) the date such Convertible Note or shares of Common Stock issued or issuable on conversion of Convertible Notes shall have ceased to be outstanding (whether as a result of redemption, cancellation, repurchase, conversion or otherwise).

          "Registration Default" shall have the meaning set forth in Section 3(a) hereof.

          "Registration Statement" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shelf Filing Deadline" shall have the meaning set forth in Section 2(a)(i) hereof.

          "Shelf Registration Statement" shall have the meaning set forth in Section 2(a)(i) hereof.

          "Suspension Period" shall have the meaning set forth in Section 4(b)(i) hereof.

          "TIA" shall mean the Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under that act.

          "Trustee" shall mean BNY Western Trust Company.

        2.    SHELF REGISTRATION.

        (a)   The Company shall:

          (i)    not later than 90 days after the date hereof (the "Shelf Filing Deadline"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Registrable Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

          (ii)   use its reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as is practicable, but in no event later than 180 days after the date hereof (the "Effectiveness Target Date"); and

          (iii)  subject to Section 4(b)(i) hereof, use its reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Registrable Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder, as announced from time to time, for a period (the "Effectiveness Period") ending on the earliest of:

            (1)   April 22, 2004;

            (2)   the date when all of the Registrable Securities of those Holders that have provided the information required pursuant to the terms of Section 2(b) hereof are registered under the Shelf Registration Statement and disposed of in accordance with the terms of the Shelf Registration Statement; or

            (3)   the date when all of the Registrable Securities of those Holders that have provided the information required pursuant to the terms of Section 2(b) hereof have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

        (b)   To have its Registrable Securities included in the Shelf Registration Statement pursuant to this Agreement, each Holder must properly complete the Selling Securityholder Notice and Questionnaire, the form of which is set forth on Exhibit A to this Agreement (the "Questionnaire"), and deliver it to the Company prior to or on the 20th day after the date of a written request therefor by the Company (which request shall include a copy of the Questionnaire) (such deadline, the "Questionnaire Deadline"). Prior to such time, each Holder may complete the Questionnaire and deliver it to the Company prior to such request, and, as a result, shall be entitled to have its Registrable Securities included in the initial Shelf Registration Statement filed by the Company. In addition, upon receipt of written request for additional information from the Company, each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall deliver to the Company in writing prior to or on the 20th day after the date of such written request by the Company (such deadline, the "Information

Request Deadline") such additional information regarding such Holder and the proposed distribution by such Holder of its Registrable Securities, in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws, as the Company may reasonably request. No Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement and related Prospectus pursuant to this Agreement unless such Holder delivers to the Company a properly completed Questionnaire prior to the Questionnaire Deadline and delivers to the Company in writing prior to the Information Request Deadline any other information that the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders of Registrable Securities, the Company shall notify such Holders of the requirements set forth in this paragraph regarding their obligation to provide the information requested pursuant to this Section. No Holder of Registrable Securities shall be entitled to Additional Amounts pursuant to Section 3 hereof unless such Holder has properly completed and delivered to the Company the Questionnaire prior to the Questionnaire Deadline and has delivered to the Company in writing prior to the Information Request Deadline any other information that the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or Preliminary Prospectus included therein and in any application to be filed with or under state securities laws. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly in writing to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

        3.    ADDITIONAL AMOUNTS.

        (a)   If:

          (i)    the Shelf Registration Statement has not been filed with the Commission prior to or on the Shelf Filing Deadline,

          (ii)   the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date,

          (iii)  subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period and after the Effectiveness Target Date, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement, a prospectus supplement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself declared effective within such five Business Day period, or

          (iv)  the Company suspends the Holders' use of the Prospectus for more than 120 days in the aggregate,

        (each such event referred to in foregoing clauses (i) through (iv), a "Registration Default"), then, subject to the penultimate sentence of Section 2(b) hereof, the Company hereby agrees to pay additional amounts ("Additional Amounts") to each Holder from and including the day following the Registration Default to but excluding the earlier of (x) the day on which the Registration Default has been cured or (y) the date the Shelf Registration Statement is no longer required to be kept effective, accruing at a rate:

          (A)  with respect to such Holder's Convertible Notes, for the first 90-day period during which a Registration Default shall have occurred and be continuing, an amount equal to 0.25% per annum on the principal amount of such Holder's Convertible Notes, increasing to an amount per annum on the principal amount of such Holder's Convertible Notes equal to 0.50% on the 91st day during which such Registration Default shall have occurred and is continuing, provided that in no event shall the Additional Amounts pursuant to this clause accrue at a rate per annum exceeding 0.50% of the principal amount of such Holder's Convertible Notes;

          (B)  with respect to such Holder's Common Stock issued upon conversion of such Holder's Convertible Notes, for the first 90-day period during which a Registration Default shall have occurred and be continuing, an amount equal to 0.25% per annum on the principal amount of such Holder's converted Convertible Notes, increasing to an amount per annum on the principal amount of such Holder's converted Convertible Notes equal to 0.50% on the 91st day during which such Registration Default shall have occurred and is continuing, provided that in no event shall the Additional Amounts pursuant to this clause accrue at a rate per annum exceeding 0.50% of the principal amount of such Holder's converted Convertible Notes;

        (b)   All accrued Additional Amounts shall be paid in arrears to Record Holders by the Company on each Additional Amounts Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Convertible Note or share of Common Stock, the accrual of Additional Amounts with respect to such Convertible Note or share of Common Stock will cease.

        All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Registrable Security at the time such Registrable Security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such Registrable Security shall have been satisfied in full.

        The Additional Amounts set forth above shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default.

        4.    REGISTRATION PROCEDURES.

        (a)   In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall, in accordance with Section 2 hereof, prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

        (b)   In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

          (i)    Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Registrable Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a prospectus supplement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may, by written notice to the Holders, suspend the Holders' use of the Prospectus from time to time for up to an aggregate of 120 days during the Effectiveness Period (each such period, a "Suspension Period") if:

            (x)   the Shelf Registration Statement is not usable solely because a post-effective amendment to such Shelf Registration Statement to incorporate financial information with respect to the Company or any of its subsidiaries is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus; or

            (y)   an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole or would cause the premature disclosure of or impede the Company's ability to consummate a proposed material transaction;

  provided, that each Holder, by its acceptance of a Registrable Security, agrees to hold in confidence any communication by the Company relating to an event described in Section 4(b)(i)(y) or Section 4(b)(iii)(D). The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

          (ii)   Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

          (iii)  Advise the selling Holders promptly and, if requested by such Persons, to confirm such advice in writing:

            (A)  when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

            (B)  of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

            (C)  of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or

            (D)  of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

          If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (iv)  Furnish to one counsel for the selling Holders before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to either of the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such counsel for a period of two Business Days, and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which such counsel shall reasonably object within two Business Days after the receipt thereof.

          (v)   Subject to the execution of a confidentiality agreement reasonably acceptable to the Company, make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Registrable Securities are included in the Shelf Registration Statement, and any attorney or accountant retained by the Majority of Holders, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that any information designated by the Company as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

          (vi)  If reasonably requested by any selling Holders, incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders shall, on the basis of an opinion of a nationally recognized counsel experienced in such matters, determine to be required to be included therein by applicable law, including, without limitation: (1) information relating to the "Plan of Distribution" of the Registrable Securities, (2) information with respect to the principal amount of Convertible Notes or number of shares of Common Stock being sold, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that with respect to any information requested for inclusion by a selling Holder, this clause (vi) shall apply only to information that relates to the Registrable Securities to be sold by such selling Holder; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (vii) Furnish to each selling Holder without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto specifically naming such selling Holder (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request in writing).

          (viii) Deliver to each selling Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto specifically naming such selling Holder as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

          (ix)  Before any public offering of Registrable Securities, cooperate with the selling Holders, and their counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration

  Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

          (x)   Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may reasonably request at least three Business Days before any sale of Registrable Securities.

          (xi)  Use its reasonable efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be required by applicable law to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, subject to the proviso in clause (ix) above.

          (xii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they made, not misleading.

          (xiii) Provide CUSIP numbers for all Registrable Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Convertible Notes that are in a form eligible for deposit with The Depository Trust Company.

          (xiv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation that is required to be retained in accordance with the rules and regulations of the NASD.

         (xv)  Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the Exchange Act.

        (xvi)  Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Convertible Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

       (xvii)  Cause all Registrable Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which securities issued by the Company of the same series are then listed or quoted, it being understood that the Convertible Notes will not be so listed or quoted and nothing herein shall require the Company to effect any such listing or quotation of the Convertible Notes.

      (xviii)  During the time the Shelf Registration Statement is effective, excluding any Suspension Period, provide promptly to a Holder upon its written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such documents are available from EDGAR; provided, however, that the Company shall not be required to deliver to such Holder (i) any material for which the Company has sought (provided that it subsequently receives) confidential treatment by the SEC, (ii) any correspondence with the SEC or (iii) any material relating to shareholder proposals.

        (c)   Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until:

            (i)  such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

           (ii)  such Holder is notified in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, unless such filings are available on EDGAR.

        If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice of suspension.

        (d)   Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall properly complete and deliver to the Company the Questionnaire prior to the Questionnaire Deadline, which shall include such information regarding such Holder and the proposed distribution by such Holder of its Registrable Securities for use by the Company in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Holders that do not properly complete the Questionnaire and deliver it to the Company prior to the Questionnaire Deadline shall not be eligible to be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. In addition, each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Company in writing all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading, and such other information prior to the Information Request Deadline as the Company may from time to time reasonably request in writing.

        5.    REGISTRATION EXPENSES.

        (a)   Subject to Section 5(b) below, all expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

            (i)  all registration and filing fees and expenses (other than filings made by any Initial Purchasers or Holders with the NASD);

           (ii)  all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

          (iii)  all expenses of printing (including printing of Prospectuses and certificates for the shares of Common Stock to be issued upon conversion of the Convertible Notes), messenger and delivery services, and telephone;

          (iv)  all fees and disbursements of counsel to the Company and, subject to Section 5(b) below, the Holders of Registrable Securities;

           (v)  all application and filing fees in connection with listing of (or authorizing for quotation of) the shares of Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

          (vi)  all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

        The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

        (b)   In connection with the Shelf Registration Statement required by this Agreement, the Company shall reimburse the Initial Purchasers and the Holders of Registrable Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel; such counsel shall be Skadden, Arps, Slate, Meagher & Flom LLP or such other counsel chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared and is reasonably acceptable to the Company. The Company shall not be required to pay any underwriter discount, commission or similar fees related to the sale of the Registrable Securities.

        6.    INDEMNIFICATION AND CONTRIBUTION.

        (a)   The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act (each, an "Indemnified Holder"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Registrable Securities), to which such Indemnified Holder may become subject, under the Securities Act or otherwise, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

            (i)  any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto; or

           (ii)  the omission or alleged omission to state in the Shelf Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in the Prospectus any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

  and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses, subject to Section 6(c) below, reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, (A) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein or (B) the failure by the Holder or Indemnified Holder to deliver to any purchaser of its Registrable Securities the Prospectus and any supplement or amendment thereto in the form provided to such Holder or Indemnified Holder by the Company if such

  Holder is required to so deliver pursuant to the prospectus delivery requirements of the Securities Act; provided, further, that as to any preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Indemnified Holder or any officer, employee, representative, agent, director or controlling person of that Indemnified Holder on account of any loss, claim, damage, liability or action arising from the sale of the Registrable Securities sold pursuant to the Shelf Registration Statement to any person by such Indemnified Holder if (i) that Indemnified Holder failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus or a supplement or amendment thereto, as the case may be, unless in each case, such failure resulted from noncompliance by the Company with Section 4. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Indemnified Holder.

        (b)   Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such officer, employee, representative, agent or controlling person may become subject, under the Securities Act or otherwise insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

            (i)  any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto; or

           (ii)  the omission or the alleged omission to state in the Shelf Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in the Prospectus any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

  but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Company and any such director, officer, employee, representative, agent or controlling person promptly upon demand for any legal or other expenses, subject to Section 6(c) below, reasonably incurred by the Company and any such director, officer, employee, representative, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Holder may otherwise have to the Company and any such director, officer, employee or controlling person.

        (c)   Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective directors, employees, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 6 if such indemnified party shall have been advised in writing that the representation of such indemnified party and those directors, employees, officers and controlling persons by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, and in that event the reasonable fees and expenses of one separate counsel shall be paid by the indemnifying party. It is understood that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall:

            (i)  without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) effect any settlement of any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or

           (ii)  be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with this Section 6.

        (d)   If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration of the Registrable Securities pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 6(d), the Holders of the Registrable Securities shall not be required to contribute any amount in excess of the amount by which the gross proceeds received by such Holders from the sale of the Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

        (e)   The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any Holder or any person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

        7.    RULE 144A.

        In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding and are "restricted securities" within the meaning of Rule 144 under the Securities Act, to make available, upon request, to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

        8.    MISCELLANEOUS.

          (a)    Remedies.    The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b)    No Inconsistent Agreements.    The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

          (c)    Amendments and Waivers.    This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders.

          (d)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

              (i)  if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

             (ii)  if to the Company:

      Hilton Hotels Corporation
      9336 Civic Center Drive
      Beverly Hills, California 90210
      Attention: Treasurer
      Fax No.: (310) 205-7849

      with a copy to:

      Latham & Watkins
      633 West 5th Street, Suite 4000
      Los Angeles, California 90071
      Attention: Cynthia A. Rotell, Esq
      Fax No.: (213) 891-8763

            (iii)  if to the Initial Purchasers:

      UBS Warburg LLC
      299 Park Avenue
      New York, New York 10171
      Attention: Syndicate Department
      Fax No.: (212) 821-6404

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      300 South Grand Avenue
      Los Angeles, California 90071
      Attention: Nicholas Saggese
      Fax No.: (213) 687-5600

  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied or delivered via facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee or the transfer agent, as applicable, at the address specified in the Indenture.

  A document or notice shall be deemed to have been furnished to the Holders of the Registrable Securities if it is provided to the registered holders of the Registrable Securities at the address set forth in clause (i) above.

          (e)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that (i) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture and (ii) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a

  Holder to comply with, or breach by any Holder of, any of the obligations of such Holder under this Agreement.

          (f)    Purchases and Sales of Convertible Notes.    During the period of two years after the date hereof, the Company shall not, and shall not permit any of its affiliates (as defined in Rule 144 under the Securities Act), to resell any of the Convertible Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (g)    Third Party Beneficiaries.    The Holders shall be third-party beneficiaries to the agreements made hereunder between the Company and the Initial Purchasers, and such Initial Purchasers, so long as they are also Holders, shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

          (h)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (i)    Securities Held by the Company or its Affiliates.    Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be deemed outstanding and, therefore, shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (j)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (k)    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (l)    Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (m)    Entire Agreement.    This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,
HILTON HOTELS CORPORATION

By:	/s/ MARIEL A. JOLIET Name: Mariel A. Joliet Title: Senior Vice President and Treasurer

        The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

UBS WARBURG LLC

By:	/s/ DANIEL H. KLAUSNER Name: Daniel H. Klausner Title:

By:	/s/ MARK GERSTEIN Name: Mark Gerstein Title:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ JONATHAN S. MEHLMAN Name: Jonathan S. Mehlman Title: Managing Director

By:	/s/ MARTIN NEWBURGER Name: Martin Newburger Title: VP

Exhibit A

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REGISTRATION RIGHTS AGREEMENT